EXHIBIT 10.1(b)
                                                     FORM 10-Q
                              QUARTER ENDED SEPTEMBER 30, 1995

                   SECOND AMENDMENT TO CREDIT AGREEMENT


   THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of August 31, 1995, amends and supplements the Credit Agreement dated as of December 14, 1994 (the "Credit Agreement") between Bucyrus-Erie Company (the "Company") and Bank One, Milwaukee, National Association (the "Bank"), as amended on June 22, 1995.


                                  RECITAL

   The Company and the Bank desire to amend and supplement the Credit Agreement as provided below.


                                AGREEMENTS

   In consideration of the promises and agreements set forth in the Credit Agreement, as amended hereby, the Company and the Bank agree as follows:

   1. Definitions and References. Capitalized terms not defined herein have the meanings assigned in the Credit Agreement. Upon the fulfillment of the conditions set forth in section 3 below, all references to the Credit Agreement contained in the Loan Documents shall mean the Credit Agreement as amended by this First Amendment to Credit Agreement.

   2.  Amendments.

       (a) The definition of Revolving Note contained in section 1 of the Credit Agreement is amended to read as follows:

           "Revolving Note" means (a) the promissory note issued by the Company and payable to the order of the Bank evidencing loans under section 2.1(a)(i) in the form of Exhibit A attached hereto and (b) the Supplemental Revolving Note.

       (b) The definition of Supplemental Revolving Note contained in section 1 of the Credit Agreement is amended to read as follows:

           "Supplemental Revolving Note" means the promissory note issued by the Company and payable to the order of the Bank evidencing loans under section 2.1(a)(ii) in the form of Exhibit F attached hereto.

       (c) Section 2.1(a) of the Credit Agreement is amended by deleting section 2.1(a)(ii) and inserting the following in its place:

           (ii) The Bank will lend to the Company, subject to the terms and conditions hereof, up to the maximum amount of $300,000 at any time outstanding during the period from August 31, 1995 through the Revolving Note Maturity Date. Loans may be made, repaid and made again. All loans under this subsection shall be evidenced by the Supplemental Revolving Note. Although the Supplemental Revolving Note shall be expressed to be payable in the amount of $300,000, the Company shall be obligated to pay only the amount actually disbursed to or for the account of the Company, together with interest on the unpaid balance of the amounts to disbursed, which remain outstanding from time to time as shown on the records of the Bank.

                The amount of loans which the Company is entitled to receive under section 2.1(a)(i) shall be reduced by the unpaid principal balance of loans outstanding under this section 2.1(a)(ii) and, for the purposes of the limitations on the maximum amounts of loans made by the Bank to the Company under sections 2.1(b) and 2.2, loans under sections 2.1(a)(i) and 2.1(a)(ii) shall be combined.

                Notwithstanding any provision of this Agreement to the contrary, the outstanding principal balance of loans under section 2.1(a)(ii) shall bear interest at the rate which is equal to the Reference Rate plus 2 percentage points and such rate shall change on each day on which the Reference Rate changes. The unpaid principal balance of such loans, and all accrued interest, shall be due and payable ON DEMAND. In the absence of demand by the Bank, accrued interest shall be due and payable on the first Business Day of each month.

       (d) Exhibit F attached hereto shall be deemed to be an exhibit to the Credit Agreement.

   3. Conditions for Effectiveness. This Second Amendment shall be effective upon its execution and delivery by the Company and the Bank and the receipt by the Bank of (a) the Supplemental Revolving Note, duly executed by the Company and (b) such other documents as the Bank may reasonably request relating to this Second Amendment.

   4. Representations and Warranties. The company represents and warrants to the Bank that:

       (a) The execution and delivery of this Second Amendment are within the Company's corporate power and corporate authority, have been duly authorized by all necessary corporate action on the part of the Company, are not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Certificate of Incorporation or By-Laws of the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or which it is bound, and do not require the approval or consent of the shareholders of the Company, any governmental body, agency or authority or any other person or entity.

       (b) The representation and warranties set forth in section 3 of the Credit Agreement are true and correct in all material respects as of the date of this Second Amendment and no Default or Event of Default has occurred and is continuing.

   5. Costs and Expenses. The Company agrees to pay all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Bank in connection with the execution and delivery of this Second Amendment and the consummation of the transactions contemplated hereby.

   6. Full Force and Effect. The Company and the Bank confirm that the Credit Agreement, as amended hereby, remains in full force and effect.


                                          BANK ONE, MILWAUKEE,
                                          NATIONAL ASSOCIATION

                                  BY   /s/William E. Shaw
                                    Its    Vice President


                                          BUCYRUS-ERIE COMPANY

                                  BY   /s/James D. Annand
                                    Its    Interim CFO

                                  EXHIBIT F

                        SUPPLEMENTAL REVOLVING NOTE

$300,000.00                                             Milwaukee, Wisconsin
                                                             August 31, 1995


   FOR VALUE RECEIVED, the undersigned BUCYRUS-ERIE COMPANY, a Delaware corporation promised to pay to the order of BANK ONE, MILWAUKEE, NATIONAL ASSOCIATION (the "Bank") the principal sum of $300,000.00, or such lesser amount as is shown to be outstanding according to the records of the Bank ON DEMAND. The undersigned further agrees to pay interest on the principal balance outstanding from time to time at such rates and payable at such times as set forth in the Credit Agreement referred to below.

   Payments of both principal and interest are to be made in immediately available funds in lawful currency of the United States of America at the office of the Bank, 111 East Wisconsin Avenue, Milwaukee, Wisconsin, or such other place as the holder hereof shall designate to the undersigned in writing.

   This Note is the Supplemental Revolving Note issued pursuant to a Credit Agreement dated as of December 14, 1994, as amended, between the undersigned and the Bank.

   The undersigned agrees to pay all costs of collection, including reasonable attorneys' fees.


                                BUCYRUS-ERIE COMPANY


                                By _______________________________

                                   Its ___________________________


This note replaces and increases by $100,000.00 that certain note dated June 22, 1995.